SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 27, 2014
Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33228	20-0065053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
(Address of Principal Executive Offices)

214-221-4610
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 24, 2014, Zion Oil & Gas, Inc. (the “Company”) formally executed a Transfer Agency and Registrar Services Agreement with the American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (“AST”), located at 6201 15th Avenue, Brooklyn, NY 11219.

The Company is excited that AST has been appointed as our sole Transfer Agent and registrar for the Company’s common stock and warrants and for any such other securities as the Company may request.  The Company has both U.S. and foreign shareholders and AST has the ability to service our worldwide shareholder base. The initial term of the Agreement is three years with automatic one year successive terms.  The parties have begun the conversion process and expect a final transition date to AST on or about August 1, 2014.

AST has also been appointed as the Plan Agent for our Dividend Reinvestment and Common Stock Purchase Plan (“DSPP” or “Plan”).  The Company believes that AST offers the following significantly improved benefits to the Company’s shareholders and investors:

•	Multi-lingual and worldwide call center;
•	Canadian Dollar acceptance along with the U.S. Dollar acceptance of DSPP purchases;
•	Improvement of shareholder internet retrieval of account information 24 hours, 7 days a week;
•	Dedicated Company toll-free 800 number for domestic shareholders and a toll-free number for foreign shareholders with multi-lingual capability; and
•	Daily purchase recordation with Plan accounts for DSPP stock and unit transactions.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 27, 2014

Zion Oil and Gas, Inc.

By:	/s/ Victor G. Carrillo
Victor G. Carrillo
President and Chief Operating Officer

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